Williams, Young & Associates, LLC
2901 West Beltline Highway
P.O. Box 8700
Madison, WI  53708
608-274-1980
Fax 608-274-8085



        CONSENT OF INDEPENDENT ACCOUNTANTS
  As independent public accountants, we hereby consent to the use of our report dated January 24, 1997, and to all references to our Firm included in or made a part of the Prospectus/Proxy Statement on Form N-14.

WILLIAMS, YOUNG & ASSOCIATES, LLC

       (signature)

Madison, Wisconsin
March 25, 1997



Member of the Institute of Profit Advisors
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Ernst & Young LLP
1225 Connecticut Avenue, NW
Washington, DC  20036

Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Legal Matters and Independent
Auditors" and "Financial Statements and Report of Independent
Auditors" in the Statement of Additional Information of GIT
Equity Trust, dated July 31, 1996, and to the use of our report dated May 3, 1996 on the financial statements and financial highlights of GIT Equity Trust for the year ended March 31, 1996, included in the 1996 Annual Report to Shareholders, included or incorporated by reference in this Registration
Statement (Form N-14), relating to the Prospectus/Proxy
Statement dated May 1, 1997 to be voted on at the Annual
Meeting of Shareholders of Bascom Hill Balanced Fund, Inc.

ERNST & YOUNG LLP
(signature)

Washington, DC
March 31, 1997